Exhibit 13

AJ Robbins CPA, LLC Certified Public Accountant

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the incorporation by reference in this Offering Statement on Form 1-A of StreamNet, Inc. my report dated July 27, 2017 (which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern) for the period from July 1, 2016 (inception) to December 31, 2016 and all references to our firm included in this Offering Statement.

/s/ AJ. Robbins, CPA LLC.
AJ. ROBBINS, CPA LLC.

Denver, Colorado

August 1, 2017

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078